Valeant Pharmaceuticals Agrees to Acquire Ortho Dermatologics
Conference Call and Webcast Scheduled for 10:00 a.m. EDT Today -- MISSISSAUGA, Ontario, July 15, 2011 /PRNewswire via COMTEX/ --

Valeant Pharmaceuticals International, Inc. (NYSE: VRX and TSX: VRX) announced today that Valeant's subsidiaries, Valeant Pharmaceuticals North America LLC (VPNA) and Valeant International (Barbados) SRL (VIB), have signed an agreement to acquire the assets of the Ortho Dermatologics division of Janssen Pharmaceuticals, Inc. Valeant will pay Janssen $345 million for the assets, which includes prescription brands RETIN-A MICRO®, ERTACZO®, and RENOVA®. Total revenue for the product portfolio was approximately $150 million in 2010. The transaction is subject to certain closing conditions and regulatory approvals and is expected to be accretive in 2011.

"With the combination of this transaction and other recently announced transactions, Valeant is well on its way to being one of the leading companies in dermatology," stated J. Michael Pearson, chairman and chief executive officer. "We believe that dermatology remains an attractive therapeutic area for Valeant and we are pleased to able to add another strong franchise to our growing operations."

Conference Call and Webcast Information

The Company will host a conference call and a live Internet webcast along with a slide presentation today at 10:00 a.m. ET (7:00 a.m. PT), July 15, 2011 to discuss recent acquisitions and transactions relating to the Company's U.S. dermatology franchise. The dial-in number to participate on this call is (877) 295-5743, confirmation code 83599133. International callers should dial (973) 200-3961, confirmation code 83599133. A replay will be available approximately two hours following the conclusion of the conference call through July 29, 2011 and can be accessed by dialing (800) 642-1687, or (706) 645-9291, confirmation code 83599133. The live webcast of the conference call may be accessed through the investor relations section of the Company's corporate website at www.valeant.com.

About Valeant Pharmaceuticals International, Inc.

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of neurology, dermatology and branded generics. More information about Valeant Pharmaceuticals International, Inc. can be found at www.valeant.com.

Caution Regarding Forward-Looking Information

To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended, and may be forward-looking information as defined under applicable Canadian securities legislation (collectively, "forward-looking statements").

These forward-looking statements relate to, among other things, the impact on the Ortho Dermatologics transaction and other recent transactions, whether the the Ortho Dermatologics transaction will be accretive in 2011 and the closing of such transaction. Forward-looking statements can generally be identified by the use of words such as "believe", "anticipate", "expect", "estimate", "intend", "continue", "plan", "project", "will", "may", "should", "could", "would", "target", "potential" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the impact of the Ortho Dermatologics transaction on Valeant's dermatology portfolio and the impact of other transactions on Valeant's results and operations, and the risk factors as detailed from time to time in Valeant's reports filed with the Securities and Exchange Commission and the Canadian Securities Administrators.

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Contact Information:
Laurie W. Little
949-461-6002
laurie.little@valeant.com

SOURCE Valeant Pharmaceuticals International, Inc.